SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2004

OMTOOL, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22871	02-0447481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8A Industrial Way Salem, NH	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 898-8900

ITEM 2.                 ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2004 Omtool, Ltd., a Delaware corporation (the “Company”) announced that it had agreed to purchased 175,000 shares of its outstanding common stock from an existing stockholder, ASA International Ltd. (the “Selling Stockholder”) in a private transaction at a price of $11.50 per share. The terms of the acquisition and the consideration received by the Selling Stockholder were the result of arms-length negotiations between the parties.  The shares were purchased with the use of generally available corporate funds.  Robert Voelk, the Company’s President, is a member of the Selling Stockholder’s board of directors.

A copy of the Stock Repurchase Agreement is attached hereto as Exhibit 2.1 and a copy of the of the press release issued by the Company dated March 31, 2004 with respect to the purchase of outstanding shares is attached hereto as Exhibit 99.1.  Each of the foregoing exhibits is incorporated herein by reference.  The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7.                 FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits.

Exhibit No.	Description of Exhibit

2.1	Stock Repurchase Agreement

99.1	Press Release of the Company, dated March 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: April 9, 2004	By:	/s/ Daniel A. Coccoluto
Daniel A. Coccoluto
Chief Financial Officer (Acting), Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Stock Repurchase Agreement

99.1	Press Release of the Company, dated March 31, 2004